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                                                                   EXHIBIT 10.46

                               TERM LOAN AGREEMENT

         THIS TERM LOAN AGREEMENT ("Agreement") is dated as of October 28, 2003, between HEI, INC., a Minnesota corporation ("Borrower"), located at 1495 Steiger Lake Lane, Victoria, MN 55386 and COMMERCE FINANCIAL GROUP, INC., a Minnesota corporation ("Lender"), located at 7650 Edinborough Way, Suite 160, Edina, MN 55435.

                                   WITNESSETH:

         WHEREAS, Borrower has applied to Lender for a loan of $1,150,000.00 secured by the Collateral (as hereinafter defined);

         WHEREAS, Lender is willing to make such loan on the terms hereof;

         NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         "Affiliate" shall include, with respect to any party, any Person which directly or indirectly controls, is controlled by, or is under common control with such party and, in addition, in the case of Borrower, each officer, director, shareholder, joint venturer and partner of Borrower. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting stock of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Bank Note" means that certain $1,200,000 promissory note dated as of October 14, 2003 executed by Borrower in favor of Lender.

         "Borrower" has the meaning set forth in the preamble hereto.

         "Collateral" means the Equipment and the Project.

         "Debt" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in

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(i) or (ii) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "Debt Service Coverage Ratio" for any measurement period means a ratio the numerator of which is (A) (i) the sum of Borrower's trailing twelve-month
(a) after-tax net income (as defined by GAAP); (b) depreciation, (c) amortization, and (d) interest expense on Borrower's term debt; less (ii) any cash or asset distributions or dividends paid to shareholders in such twelve-month period and the denominator of which is (B) Borrower's aggregate payments on Debt, including interest, on such Debt (including, without limitation, any payments on capitalized leases allocable to principal and interest in accordance with GAAP) scheduled to have been paid during such twelve-month measurement period.

         "Default" means any event, which, with the giving of notice or passage of time or both, would constitute an Event of Default.

         "Equipment" means all equipment of Borrower now or hereafter located at HEI, Inc., High Density Interconnect Division, 610 South Rockford Drive, Tempe, Arizona, including but not limited to, machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and record keeping equipment, parts and tools.

         "Event of Default" has the meaning set forth in Article 8.

         "GAAP" means accounting principles generally accepted in the United States of America including those promulgated by the Securities and Exchange Commission, consistently applied.

         "Improvements" means the approximate 45,408 square foot office/manufacturing/warehouse facility known as the HEI, Inc. corporate office and manufacturing facility located upon the Property at 1495 Steiger Lake Lane, Victoria, MN 55386.

         "Lender" has the meaning set forth in the preamble hereto.

         "Loan Documents" means this Agreement and the other documents listed in
Section 2.1(a)-(f) hereof, and any other document that now or hereafter evidences or secures the Obligations.

         "Loan Year" means a period commencing on November 1, 2003, or any anniversary thereof and ending on the 365th, or in the case of a leap year, the 366th day thereafter.

         "Mortgage" has the meaning provided in Section 2.1(f) hereof.

         "Note" has the meaning provided in Section 2.1(b) hereof.

         "Obligations" means the indebtedness evidenced by the Note and all other advances, debts, liabilities, obligations, covenants and duties owing by Borrower of any kind or nature, present or future, which arise under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether joint,

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several, or joint and several, direct or indirect (including those acquired by assignment or purchase), absolute or contingent, due or to become due, and however acquired. The term includes, but is not limited to, all interest, fees, charges, expenses, attorneys' fees, and any other sum chargeable to Borrower under this Agreement or any other Loan Document.

         "Payment Reserve Account" has the meaning provided in Section 6.9 hereof.

         "Person" means any natural person, corporation, firm, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

         "Project" means the Improvements and the Property.

         "Property" means the real property located in the County of Carver, State of Minnesota, legally described on Exhibit A attached hereto and made a part hereof.

         "Security Agreement" has the meaning provided in Section 2.1(c) hereof.

         "Title Company" means Stewart Title Company.

         "Whitebox Subordinated Note" means that certain Subordinated Promissory
Note issued by Borrower to Colorado MEDtech, Inc. in the original principal amount of $2,600,000.00 dated as of January 24, 2003, and assigned to Whitebox Hedged High Yield Partners on or about May 8, 2003.

                                   ARTICLE II

                                 LOAN DOCUMENTS

         2. Documents Delivered Herewith. Prior to or contemporaneously with the execution of this Agreement, Borrower has delivered to Lender the following documents and/or instructions:

         2.1      The Loan Documents:

                  (a) This Agreement properly executed and delivered on behalf of Borrower;

                  (b) Promissory Note (the "Note") properly executed and delivered on behalf of Borrower in the amount of $1,150,000.00, made payable by Borrower to Lender's order;

                  (c) Commercial Security Agreement (the "Security Agreement") in a form satisfactory to Lender executed by Borrower securing the Note and creating a lien upon the Equipment;

                  (d) Listing of the Equipment in a form satisfactory to Lender;

                  (e)      UCC-1 Financing Statement; and

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                  (f)      Combination Mortgage, Security Agreement, Assignment
                           of Rents and Fixture Financing Statement (the "Mortgage") in a form satisfactory to Lender executed by Borrower securing the Note and creating a lien upon the Property and the Project subject only to those encumbrances shown on Exhibit B hereto.

         2.2      The Title Documents:

                  (a) A title binder, in form and substance satisfactory to Lender, issued by Gibraltar Title Agency, LLC on behalf of Stewart Title Company, at Borrower's expense, with such title binder constituting a commitment by such title company to issue a mortgagee's title policy or policies in favor of Lender as mortgagee under the Mortgage in the amount of $1,000,000 that:

                           (i) specifically insures that the Mortgage is a junior lien on the Property subject only to a first lien on the Property in the amount of $1,200,000 in favor of Commerce Bank those encumbrances shown on Exhibit B of the Mortgage; and

                           (ii) contains a comprehensive endorsement, a usury endorsement, a zoning endorsement, and such other endorsements as Lender may require in form satisfactory to Lender.

                  (b) Evidence of payment of all required real estate taxes and special assessments, mortgage registration tax, title insurance premiums and costs and recording fees.

         2.3      The Project Documents:

                  (a) A FIRREA complying appraisal of the Project, showing an appraised value of not less than $2,200.000 and otherwise satisfactory to Lender, receipt and acceptance of which is hereby acknowledged; and

                  (b) A Phase I environmental report in form and content acceptable to Lender in its sole and absolute discretion, showing no substantial environmental hazards on the Project, receipt and acceptance of which is hereby acknowledged; and

                  (c) Evidence satisfactory to Lender of policies of insurance coverage on the Property and the Project in the amount required by the Mortgage;

                  (d) A policy of flood insurance naming Lender as additional insured, covering the Property and the Improvements in the maximum amount available, or evidence satisfactory to Lender that the Property and Improvements are not located within a designated flood plain;

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                  (e)      A letter from the appropriate governmental entity
                           stating the zoning classification which is applicable to the Property and stating that the use of the Project is a permitted use under such zoning classification; and

         2.4      The Organization Documents:

                  (a) A copy of the Articles of Incorporation of Borrower and all amendments thereto, certified by the Secretary of Borrower to be true, correct and complete;

                  (b) A copy of the Bylaws of Borrower, certified by an officer of Borrower to be true, correct and complete;

                  (c) A resolution of Borrower in form reasonably satisfactory to Lender regarding the execution by Borrower of the Loan Documents and all other documents or instruments required to be executed and delivered in connection herewith and the performance of the covenants and agreements required hereby; and, together with a certificate executed by the Secretary of Borrower indicating the names and titles of persons authorized to execute the Loan Documents and other documents required hereunder;

                  (d) Certificate of Good Standing of recent date for Borrower issued by the Secretary of State of Minnesota; and

                  (e) An opinion of counsel for Borrower with respect to certain matters relating to the transactions contemplated by this Agreement.

                                   ARTICLE III

                                    TERM LOAN

         3.1. Commitment for Term Loan. Subject to the terms and conditions hereof and of the Loan Documents and the other documents delivered herewith, Lender hereby lends to Borrower and Borrower hereby borrows from Lender, the amount of $1,150,000.00 (the "Loan").

         3.2. Use of Proceeds. The proceeds of the Loan shall be used by Borrower to paydown its working capital line of credit and to fund the Payment Reserve Account.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

         4.1 Conditions Precedent to Term Loan Advance. Lender shall have no obligation to make the Loan unless on or before the date of disbursement, Lender shall have received the following or confirmation of completion of the following events:

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                  (a)      The documents for the Loan set forth in Article II of
                           this Agreement properly executed and delivered to Lender;

                  (b)      Establishment of the Payment Reserve Account by
                           Borrower;

                  (c) Payment of the loan commitment fee in the amount of $5,750.00; and

                  (d) Evidence satisfactory to Lender that the Whitebox Subordinated Note has been paid in full.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5. Representations and Warranties. In order to induce Lender to enter into this Agreement, Borrower hereby represents and warrants that:

                  5.1 Organization and Good Standing. Borrower is a duly organized and validly existing Minnesota corporation, in good standing and qualified and licensed to do business under the laws of the State of Minnesota.

                  5.2 Authority. Borrower has full power, right and authority to execute and deliver the Loan Documents and the other documents required hereby, to borrow the funds herein provided for, and to perform and observe each and all of the matters and things provided for in said documents. The execution and delivery of the Loan Documents and such other documents as are required hereby and the performance or observance of the terms hereof and thereof have been duly authorized by all necessary action of the board of directors of Borrower.

                  5.3 Binding Obligation. This Agreement is, and the other Loan Documents when delivered hereunder will be, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

                  5.4 Ownership of Collateral. Borrower (a) is the owner of the Equipment and has no knowledge of any unrecorded claims, liens, and encumbrances against the Equipment, and (b) is the owner of the Property in fee simple and of all personal property described in the Mortgage and has no knowledge of any unrecorded claims, liens, and encumbrances against the Property or the personal property described in the Mortgage.

                  5.5 Compliance with Laws. The Improvements have been approved, to the extent required by any applicable law, statute, including, without limitation, the ADA, ordinance, regulation, or effective restrictive covenant, by all federal, state, regional and local authorities, and the anticipated use of the Property and the Project comply with all applicable zoning and environmental ordinances, regulations and restrictive covenants affecting the Property and the Project and all requirements for such use have been satisfied. No violation

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         of any law, ordinance, regulation or requirement exists with respect to the Property or the Project.

                  5.6 ERISA. No plan (as that term is defined in the Employee Retirement Income Security Act of 1974 ("ERISA")) of the Borrower (a "Plan") that is subject to Part 3 of Subtitle B of Title 1 of ERISA had an accumulated funding deficiency (as such term is defined in ERISA) as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, or would have had such an accumulated funding deficiency on such date if such year were the first year of such Plan, and no material liability to the Pension Benefit Guaranty Corporation has been, or is expected by the Borrower to be, incurred with respect to any such Plan. No Reportable Event (as defined in ERISA) has occurred and is continuing in respect to any such Plan.

                  5.7 Litigation. Except as set forth on Schedule 5.7, there are no actions, suits or proceedings pending, or to the knowledge of Borrower threatened, against or affecting it in an amount in excess of $100,000, or against or affecting the Equipment or the Property or the Project, or involving the validity or enforceability of the Security Agreement or the Mortgage or the priority of the lien thereof, at law or in equity, except actions, suits and proceedings fully covered by insurance; and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

                  5.8 Compliance with Agreements. The consummation of the transaction contemplated hereby and performance of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate agreement, corporate charter, by-law or other instrument to which Borrower is a party or by which it may be bound or affected.

                  5.9 Absence of Defaults. No Default or Event of Default has occurred and is continuing as of the date hereof hereunder or under the Existing Loan Documents.

                  5.10 Availability of Utilities. All utility services necessary for the operation of the Improvements for their intended purpose are available to the Project, including water, storm and sanitary sewer, drainage, gas, electric and telephone facilities.

                  5.11 Accuracy of Financial Information. All financial statements of Borrower heretofore delivered to Lender, are true and correct in all material respects, have been prepared in accordance with GAAP, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof; no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof, and no additional borrowings have been made by Borrower since the date thereof other than the borrowing contemplated hereby.

                  5.12 Survival of Representations. All representations and warranties contained in this Article 3 shall survive the delivery of the Loan Documents, the making of the Loan, and no investigation at any time made by or on behalf of Lender shall diminish its rights to rely thereon.

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                                   ARTICLE VI

                        AFFIRMATIVE COVENANTS OF BORROWER

         6. Affirmative Covenants. To further induce Lender to make the requested loan, Borrower hereby covenants and agrees that it will:

                  6.1. Maintenance of Insurance. At all times, insure the Equipment and the Property and the Improvements in the manner set forth in the Security Agreement and in Section 2.01 of the Mortgage, and from time to time, upon Lender's request, furnish it evidence of such coverage in form satisfactory to Lender and its counsel.

                  6.1. Payment of Taxes, etc. Promptly pay and discharge all taxes, assessments and other governmental charges imposed upon it or upon its income and profits or upon the Project, and any and all claims for labor, material or supplies or rental charges or charges of any other kind which, if unpaid, might by law become a lien or charge upon any of its property, except as Borrower shall contest in good faith and by appropriate proceedings, providing such reserves as appropriate by GAAP. Borrower shall make all required withholding deposits.

                  6.3 Maintenance of Properties. Maintain all of its properties in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make or cause to be made all needful renewals, replacements and repairs so that at all times Borrower's business can be conducted efficiently.

                  6.4 Accounting Records. Keep true and complete and accurate books of record and account in accordance with GAAP, and allow Lender upon Lender's request to examine and take extracts from the books and records of Borrower.

                  6.5      Financial Information. Furnish to Lender:

                  (a)      As soon as available and in any event within ninety
                           (90) days after the close of each of its fiscal years, a copy of the annual financial statements of Borrower, including balance sheet, related statements of earnings, stockholders' equity and statements of cash flow for such year, prepared in accordance with GAAP, and audited by an independent certified public accountant of recognized standing selected by Borrower and acceptable to Lender;

                  (b) Within forty-five (45) days after the end of Borrower's fiscal quarters, financial statements of Borrower as of the end of each such calendar quarter which statements have been prepared in accordance with GAAP and certified by Borrower's chief financial officer; and

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                  (c)      From time to time such other information pertaining
                           to Borrower and its properties and financial condition as Lender may reasonably request.

         Provision of the foregoing, as between Borrower and Lender, shall be at the sole cost and expense of Borrower.

                  6.6 Conduct of Business. Conduct the same general type of business as it presently conducts, maintain its existence, and continue its compliance with all valid, applicable statutes, laws, rules and regulations.

                  6.7 Right of Inspection. Permit any person designated by Lender to visit and inspect any of the properties, partnership books and financial records of Borrower to discuss its affairs, finances and accounts with the officers of Borrower, all at such reasonable times and as often as Lender may reasonably request.

                  6.8 Notices. As soon as practicable, but in no event later than five (5) business days after Borrower obtains knowledge thereof, give notice to Lender of:

                  (a) the commencement of any uninsured litigation relating to Borrower in which the damages claimed exceed $50,000.00 or relate to the Equipment, the Property or the Improvements or the operation thereof;

                  (b) the commencement of any material arbitration or governmental investigation or proceeding not previously disclosed by Borrower to Lender which has been instituted or, to the knowledge of Borrower, is threatened against Borrower or to which any property of Borrower is subject which, if determined adversely to Borrower, would have a material adverse effect upon Borrower;

                  (c) any adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed by Borrower to Lender which, if determined adversely to Borrower, would have a material adverse effect upon Borrower; or

                  (d)      any Default or Event of Default.

                  6.9 Payment Reserve Account. On the date hereof, establish an account with Lender (the "Payment Reserve Account") in the amount of $50,000.00, which account shall bear interest at a rate not less than the average yield of United States Treasury obligations adjusted to a constant maturity of 30 days as published in the Federal Reserve Board Release H.15 on the first business day of each month. At any time after the occurrence and during the continuation of any Event of Default, Lender may, at any time or from time to time, apply funds in the Payment Reserve Account to cure any Event of Default hereunder, without waiving such Event of Default, or any default, whether or not declared, under any other Loan Document or to the payment of any amounts, in such order as Lender may elect, as shall have become or shall become due and payable by Borrower under this Agreement or any other

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         Loan Document. If Lender so applies funds in the Payment Reserve
         Account as provided in the preceding sentence, Borrower shall pay to Lender, within ten (10) days after demand therefor, an amount equal to the amount so applied in order to restore the funds in the Payment Reserve Account to $50,000.00. Borrower's failure to restore the funds in the Account to $50,000.00 as provided in this Section 6.9 shall be deemed an Event of Default hereunder and shall entitle Lender to the exercise of all of Lender's rights and remedies under the Loan Documents. No Person, including, without limitation, Borrower, shall have any right to withdraw any of the funds held in the Payment Reserve Account, except that upon payment of all amounts payable by Borrower to Lender under this Agreement or under any other Loan Document, any funds remaining in the Payment Reserve Account shall be returned by Lender to Borrower or paid to whomever may be legally entitled thereto.

         Notwithstanding the foregoing, provided that there is not then an Event of Default (as defined in the Mortgage) which has occurred and is continuing under the Loan, the amount held by Lender in the Payment Reserve Account will be released by Lender to Borrower upon the earlier of (i) Borrower reporting four consecutive fiscal quarterly periods of pre-tax earnings, (ii) Borrower successfully raises additional capital of a least $7,500,000, or (iii) the last day of the second Loan Year.

                  6.10 Debt Service Coverage Ratio. Beginning as of Borrower's fiscal quarter ended February 28, 2005, and at all times thereafter during the term of the loan, maintain a Debt Service Coverage Ratio equal to or greater than 1.20:1, which ratio shall be calculated based on Borrower's 10-Q and 10-K Reporting and measured as of the last day of each fiscal quarter of Borrower for the immediately preceding twelve-month period.

                  6.11. Prepaid Loan Payment. On the date hereof, deposit with Lender a prepaid loan payment in the amount of $28,462.50, which shall be applied to the Loan by Lender on the due date of the final loan payment due under the Loan or upon such earlier prepayment of the Loan by Borrower.

                                   ARTICLE VII

                         NEGATIVE COVENANTS OF BORROWER

         7. Negative Covenants. Borrower covenants and agrees that for so long as it is indebted to Lender, it will not, without Lender's prior written consent:

                  7.1 Liens. Create or suffer to exist any mortgage, pledge, lien, security interest or other lien or encumbrance of any kind, of or upon (i) the Equipment or, (ii) the Property or the Improvements, or of or upon the income or profits therefrom, except those encumbrances made in favor of Lender or Commerce Bank.

                  7.2 Defaults. Default upon or fail to pay any contract or fail to pay any of its debts or obligations as the same mature.

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                  7.3      Leases of the Property. Enter into any oral or
         written leases of the Equipment or the Property or the Improvements without the prior written consent of Lender.

                  7.4 Dividends, Distributions, etc. Pay any dividend or make any distribution of assets to shareholders of Borrower or any Affiliate of Borrower.

                  7.5 Consolidation, Merger, Sale of Assets; etc. Consolidate with or merge into or with any other Person, or sell (other than sales in the ordinary course of business), transfer, lease or otherwise dispose of all or a substantial part of its assets.

                                  ARTICLE VIII

                                     DEFAULT

         8.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

         (a) If Borrower (i) fails to pay when due or, if payable on demand, upon demand, any principal of the Note or the Bank Note, or prepayment premium (if applicable), or (ii) fails to pay when due or, if payable on demand, upon demand, any interest on the Note or the Bank Note or fees under this Agreement, and, in the case of a default under this clause such default continues for ten (10) days; or

         (b) If Borrower defaults in the due performance and observance of any covenants set forth in this Agreement, the Mortgage, or any other Loan Document and such default or breach shall continue for a period of thirty (30) days after written notice thereof to Borrower by Lender; or

         (c) If any financial statement, certificate, representation, or warranty made by or on behalf of Borrower shall prove to have been incorrect in any material respect or any representation made herein is untrue when made or becomes untrue with the passage of time; or

         (d) If Borrower (i) becomes insolvent or fails to pay its debts generally as they become due, (ii) suspends business, (iii) makes a general assignment for the benefit of creditors, (iv) admits in writing its inability to pay its debts generally as they mature, (v) files a petition in bankruptcy or a petition or answer seeking liquidation of it or a reorganization, arrangement with creditors or other similar relief under the Federal bankruptcy laws or under any other applicable law of the United States of America or any state thereof, whether now or hereafter in effect, (vi) petitions for or applies to any tribunal for, or consents to the appointment of a trustee, custodian, liquidator, receiver or similar official for it or for a substantial part of its property, (vii) is adjudicated a bankrupt or has an involuntary petition in bankruptcy, or a case commenced against it under the Federal bankruptcy laws, as now or hereafter in effect, and an order for relief entered therein, (viii) takes any action for the purpose of effecting or consenting to any of the foregoing, or (ix) has an order, judgment or

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                  decree entered appointing without such entity's consent, a trustee, custodian, liquidator, receiver or similar official for it or for a substantial part of its property, or approving a petition in any such proceeding or approving a petition filed or case commenced against it seeking liquidation of it or a reorganization, arrangement with creditors or other similar relief under the Federal bankruptcy laws or under any other applicable law of the United States of America or any State thereof, whether now or hereafter in effect, which order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry; or

         (e) If Borrower fails to pay any Debt (but excluding Debt evidenced by the Note) of the Borrower, or any interest thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any such Debt shall be declared to be due and payable or required to be prepaid (other than by scheduled required prepayment), prior to the stated maturity thereof; or

         (f) If judgment for the payment of money in excess of $100,000.00 is entered against Borrower and is not stayed, vacated, bonded, paid, discharged or appealed in good faith within 60 days after the entry thereof; or

         8.2 Rights and Remedies. If any Event of Default shall occur and be continuing, Lender may, at its option (in addition to Lender's rights under the Note, the Security Agreement, the Mortgage, or any other Loan Document), exercise any or all of the following rights and remedies:

         (a) Declare the Note, all interest thereon, and all other obligations under, or pursuant to, any Loan Document to be immediately due and payable, and upon such declaration such Note, interest and other obligations shall immediately be due and payable, without presentment, demand, protest or any notice of any kind, all of which are expressly waived; and/or

         (b) Exercise any right or remedy specified herein and in the other Loan Documents, including (without limiting the generality of the foregoing) the right to foreclose the Mortgage and/or the Security Agreement or any other right or remedy available to a mortgagee or secured party at law or in equity; and/or

         (c) Exercise any other right or remedy available to Lender at law, in equity or under statute; and/or

         (d) Cure the event of default on behalf of Borrower, and, in doing so, may enter upon the Project, and may expend such sums as it may reasonably deem desirable, including attorneys' fees, all of which shall be deemed to be advances hereunder, even though causing the Loan to exceed the face amount of the Note, shall bear interest at the Default Rate (as defined in the Note) and shall be payable by Borrower on demand.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 No Waiver; Cumulative Remedies. No failure or delay on the part of Lender in exercising any right or remedy under, or pursuant to, any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy or power preclude other or further exercise thereof, or the exercise of any other right, remedy or power. The remedies in the Loan Documents are cumulative and are not exclusive of any remedies provided by law.

         9.2 Amendments and Waivers. No amendment, change, waiver or modification of this Agreement or any Loan Document shall be valid unless the same is in writing and is signed by Lender, and no waiver by Lender of any breach or default by Borrower of any of its obligations, agreements or covenants under this Agreement or any Loan Document shall be deemed to be a waiver of any subsequent breach of the same, or any other obligation, agreement or covenant, nor shall any forbearance by Lender to seek or enforce a remedy for such breach be deemed a waiver of its rights and remedies with respect to such breach.

         9.3 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by or on behalf of Borrower in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the advances hereunder. All statements contained in any certificate or other instrument delivered by or on behalf of Borrower pursuant thereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by Borrower.

         9.4 Notices. All notices and other communications provided under this Agreement shall be in writing (including telecopier communication) and mailed, telecopied or delivered, if to Borrower, at its address stated in the preamble hereof, Attention: CEO & CFO; and if to Lender, at its address stated in the preamble hereof, Attention: James E. Senske; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. Any such notice shall be deemed effective (a) upon personal delivery; (b) upon the third business day (as hereinafter defined) after the placing thereof in the United States mail, postage prepaid, certified or registered mail; or (c) upon the business day succeeding the day in which said notice is deposited with a national overnight air carrier, fees prepaid.

         9.5 Costs and Expenses. Borrower agrees to pay on demand all reasonable costs, expenses and disbursements of Lender in connection with Borrower's application for the Loan, the preparation of the Loan Documents and closing of the Loan, including reasonable attorneys' fees and legal expenses, as well as all costs and expenses of Lender in connection with Lender's enforcement of the obligations of Borrower hereunder or under the Note or any other Loan Documents, whether or not suit is commenced including, without limitation, reasonable attorneys' fees and legal expenses in connection with any appeal of a lower court's order or judgment. The obligations of Borrower under this Section
9.5 shall survive any termination of this Agreement.

         9.6 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time, and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower, now or hereafter existing under any Loan Document, irrespective of whether or not Lender shall have made any demand under any Loan Document and although such obligations may be unmatured. Lender agrees promptly to notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Lender may have.

         9.7 Governing Law. This Agreement and all other Loan Documents shall be governed by, interpreted, and construed in accordance with the laws of the State of Minnesota. Any term used in this Agreement and not otherwise defined shall have the definition given that term in the Uniform Commercial Code as in effect in the State of Minnesota from time to time, and such definition automatically shall change on the effective date of any amendment to the Uniform Commercial Code that changes such definition. If any term in this Agreement shall be held to be illegal or unenforceable, the remaining portions of this Agreement shall not be affected, and this Agreement shall be construed and enforced as if this Agreement did not contain the term held to be illegal or unenforceable. The Borrower hereby irrevocably submits to the jurisdiction of the Minnesota District Court, Fourth District, and the Federal District Court, District of Minnesota, Fourth Division, over any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.

         9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto except that Borrower's rights hereunder are not assignable.

         9.9 Execution in Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which shall constitute one agreement.

         9.10 Headings. Section headings contained in this Agreement are for convenience only and shall not be used in construing any provision of this Agreement.

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the date and year first above written.

                                    HEI, INC.

                                    By: /s/ DOUGLAS NESBIT
                                        ----------------------------------------
                                        Its: Chief Financial Officer
                                             -----------------------------------

                                    COMMERCE FINANCIAL GROUP, INC.

                                    By: /s/ JIM E. SENSKE
                                        ----------------------------------------
                                        Its: President
                                             -----------------------------------